EXHIBIT 10.2

SIXTH AMENDMENT TO
LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
SIXTH AMENDMENT TO LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (this “Amendment”) dated as of April 20, 2018 among SEARS HOLDINGS CORPORATION, a Delaware corporation (“Holdings”), SEARS ROEBUCK ACCEPTANCE CORP., a Delaware corporation, and KMART CORPORATION, a Michigan corporation (the “Borrowers”), JPP, LLC, JPP II, LLC, CRESCENT 1, L.P., CANARY SC FUND, L.P., CYR FUND, L.P. and CMH VI, L.P., as L/C Lenders, and CITIBANK, N.A., as Administrative Agent (the “Agent”) and Issuing Bank (the “Issuing Bank”), in consideration of the mutual covenants herein contained and benefits to be derived herefrom.
W I T N E S S E T H:
WHEREAS, Holdings, the Borrowers, the L/C Lenders party thereto, the Agent and the Issuing Bank, are party to that certain Letter of Credit and Reimbursement Agreement (as amended pursuant to that certain First Amendment to Letter of Credit and Reimbursement Agreement dated as of March 2, 2017, that certain Second Amendment to Letter of Credit and Reimbursement Agreement dated as of August 1, 2017, that certain Third Amendment to Letter of Credit and Reimbursement Agreement dated as of August 9, 2017, that certain Fourth Amendment to Letter of Credit and Reimbursement Agreement dated as of December 13, 2017, and that certain Fifth Amendment to Letter of Credit and Reimbursement Agreement dated as of February 13, 2018, the “Existing LC Facility Agreement”; the Existing LC Facility Agreement as amended hereby, the “Amended LC Facility Agreement”); and
WHEREAS, Holdings, the Borrowers, the L/C Lenders party hereto, the Issuing Bank and the Agent have agreed to amend the Existing LC Facility Agreement pursuant to Section 9.01 of the Amended LC Facility Agreement.
NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:
1.Incorporation of Terms. All capitalized terms not otherwise defined herein shall have the same meaning as in the Existing LC Facility Agreement.
2.    Representations and Warranties. Each Borrower hereby represents and warrants that (i) no Default or Event of Default exists under the Existing LC Facility Agreement or under any other Loan Document as of the date hereof, and (ii) all representations and warranties contained in the Amended LC Facility Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent that (A) such representations or warranties are qualified by a materiality standard, in which case they are true and correct in all respects, and (B) such representations or warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date).
3.    Release by Borrowers. Each Borrower hereby acknowledges and agrees that it has no actual knowledge of any defenses or claims against any L/C Lender, the Agent, the Issuing Bank, any of their Affiliates, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Obligations, and that if such Borrower now has, or ever did have, any defenses or claims with respect to the Obligations against any L/C Lender, the Agent, the Issuing Bank or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of effectiveness of this Amendment, all of them are hereby expressly WAIVED, and each Borrower hereby RELEASES each L/C Lender, the Agent, the Issuing Bank and their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.
4.    Amendments to Existing LC Facility Agreement. Each of the parties hereto agrees that, effective as of the Amendment Effective Date (as defined below), the Existing LC Facility Agreement shall be amended as follows:
(a)    The definition of “L/C Commitment” set forth in Section 1.01 of the Existing LC Facility Agreement is hereby amended by restating in full clause (iii) set forth therein to add the blue double-underlined text (indicated textually in the same manner as the following example: double-underlined):
“(iii) by an amount equal to the face amount of any Letter of Credit (A) that has been returned to the Agent for cancellation or (B) that has been reduced (other than any such reduction resulting from a drawing thereon) in accordance with a request by any of the Borrowers, in each case, prior to the L/C Termination Date unless a replacement therefor is issued within 30 days (or in the case of the Amendment No. 6 Replaced Letters of Credit, 60 days) (“Replacement Letter of Credit”) after the Reduction Election Date (but, in any event, prior to the L/C Termination Date) to the same or similar beneficiary (or, solely in the case of the Amendment No. 6 Replaced Letters of Credit, an additional beneficiary) and the Required L/C Lenders have provided their consent in writing to the issuance of such Replacement Letter of Credit (such consent not to be unreasonably conditioned, delayed or withheld); provided, that (x) the Agent shall promptly notify each L/C Lender that a Letter of Credit has either (A) been returned to it for cancellation or (B) been reduced as described in clause (B) above and any L/C Lender may, by written notice to the Agent no later than three (3) Business Days after the date of such notification from the Agent (the “Reduction Election Period”), elect to waive any reduction of its L/C Commitment pursuant to this clause (iii) so long as the aggregate amount in such L/C Lender’s Lender Cash Collateral Account would not be less than 102% of its L/C Commitment Percentage times the Issuer Exposure both immediately before and immediately after giving effect to such waiver and (y) no later than two (2) Business Days after the expiration of the Reduction Election Period, the Agent shall notify each L/C Lender of the election made by each other L/C Lender pursuant to the foregoing clause (x) and each L/C Lender may by written notice to the Agent no later than one (1) Business Day after the date of such notification from the Agent update such election so long as the aggregate amount in such L/C Lender’s Lender Cash Collateral Account would not be less than 102% of its L/C Commitment Percentage times the Issuer Exposure both immediately before and immediately after giving effect to such election (the Business Day after the date of such notification, the “Reduction Election Date”); provided further that, excluding the Amendment No. 6 Replaced Letters of Credit, not more than three Replacement Letters of Credit may be issued by the Issuing Bank in the aggregate.
(a)    The definition of “L/C Termination Date” set forth in Section 1.01 of the Existing LC Facility Agreement is hereby amended and restated as follows: “‘L/C Termination Date’” means December 28, 2019”.
(b)    Section 1.01 of the Existing LC Facility Agreement is hereby amended by adding the following definitions in alphabetical order:
“Amendment No. 6 Effective Date” means April [ ], 2018.
“Amendment No. 6 Replaced Letters of Credit” means the Letters of Credit which are intended to replace the reduced amount of Letter of Credit #69608878 in the amount of $107,765,148.00 in accordance with the request by the Borrowers to Agent, dated as of April 18, 2018.
(c)    Section 2.05(b) of the Existing LC Facility Agreement is hereby amended and restated in full as follows:
“Extension Fee. The Borrowers jointly and severally agree to pay to the Agent for the account of each L/C Lender an upfront fee equal to 1.0% of the aggregate amount of funds on deposit from such L/C Lender in the Lender Cash Collateral Account of such L/C Lender as of  the Amendment No. 6 Effective Date, which amount shall be earned in full as of the Amendment No. 6 Effective Date and payable (i) 50% of such amount on the Amendment No. 6 Effective Date and (ii) the remaining 50% of such amount payable, as to any portion of the L/C Commitments, upon reduction or termination of such portion of the L/C Commitments of the L/C Lenders after the Amendment No. 6 Effective Date (whether as a result of the occurrence of the L/C Termination Date, the exercise of remedies due to an Event of Default including pursuant to Section 7.01(e), or otherwise, but excluding any reduction pursuant to clauses (iii) or (iv) of the definition of “L/C Commitment” due to the failure of the Required L/C Lenders to provide their consent in writing as contemplated thereby).

(d)    Section 9.16(b) of the Existing LC Facility Agreement is hereby amended and restated in full as follows:
(b)        such L/C Lender shall have received payment of an amount equal to its ratable share of the outstanding Reimbursement Obligations actually funded by such L/C Lender, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding Reimbursement Obligations, interest and fees) or the Borrowers (in the case of all other amounts), including, for the avoidance of doubt, the unpaid portion of the Extension Fee payable pursuant to Section 2.05(b), as if the L/C Commitments of such L/C Lender were being terminated rather than assigned;
(e)    Add a new Section 9.22 as follows:
“L/C Lenders. Each of the L/C Lenders, for the benefit of the Agent and Issuing Bank, is and expressly agrees to continue to be, at all times prior to the termination in full of this Agreement and final discharge of the Obligations, a “Lender” or an “Affiliate of a Lender” under the Amended Credit Agreement.”
5.         Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) that each of the following conditions precedent has been fulfilled as determined by the Agent:
(a)    This Amendment shall have been duly executed and delivered by Holdings, the Borrowers, the L/C Lenders parties hereto, the Agent and the Issuing Bank, and the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.
(b)    The Agent’s receipt of the following, each of which shall be originals or pdf copies (followed promptly by originals) unless otherwise specified, each properly executed by an Authorized Officer of the signing Loan Party, each dated as of the Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Amendment Effective Date) and each in form and substance satisfactory to Agent:
i.    a reaffirmation agreement (the “Amendment Reaffirmation Agreement”) reaffirming (i) the guaranty and the liens granted under the Guarantee and Collateral Agreement (as amended prior to the date hereof) duly executed and delivered by each Loan Party to the Guarantee and Collateral Agreement and (ii) the liens granted under the Collateral Agreement.
ii.    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of each Loan Party as the Agent may reasonably require evidencing (A) the authority of each Loan Party to enter into this Amendment and the other documents or instruments executed or to be executed in connection with this Amendment to which such Loan Party is a party or is to be a party and (B) the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Amendment and such other documents to which such Loan Party is a party or is to be a party;
iii.    copies of each Loan Party’s organization or other governing documents and such other documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in its jurisdiction of organization (or in the case of this clause (iii), a certification by an Authorized Officer of each Loan Party that the applicable organization or other governing documents delivered to the Agent in connection with Amendment No. 2 Effective Date remain in full force and effect and have not been amended, modified, revoked or rescinded since such date);
iv.     (A) an opinion of (i) in house counsel to the Loan Parties, (ii) Wachtell, Lipton, Rosen & Katz , counsel to the Loan Parties and (iii) Dykema Gossett PLLC, local counsel to the Loan Parties organized in the states of Michigan, Texas and Illinois, in each case, addressed to the Agent and each Lender as to such matters as the Agent may reasonably request and (B) [reserved];
v.    a certificate signed by an Authorized Officer of Holdings and the Borrowers certifying (A) the conditions specified in this Section 5 have been satisfied or will be substantially simultaneously with the Amendment Effective Date, (B) the representations and warranties and other conditions made by each Loan Party in or pursuant to this Amendment (including Sections 2, 5.c and 5.d hereof) and the other Loan Documents are true and correct on and as of the date hereof in all material respects, before and after giving effect to the Amendment, as though made on and as of such date, except to the extent that (a) such representations or warranties are qualified by a materiality standard, in which case they shall be true and correct in all respects, and (b) such representations or warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (C) both immediately before and immediately after giving effect to the Amendment, no event has occurred and is continuing that constitutes a Default or an Event of Default, (D) that no Collateral Coverage Event (as defined in the Indenture for the Existing Second Lien Notes) shall exist as of the date hereof, (E) to the Solvency of the Loan Parties, taken as a whole, as of the Amendment Effective Date after giving effect to the transactions contemplated hereby, and (F) that attached to such certificates are the true and correct executed copies of the Guarantee and Collateral Agreement (as amended) and the Existing Intercreditor Agreement (as amended or amended and restated);
vi.    results of searches or other evidence reasonably satisfactory to the Agent (in each case dated as of a date reasonably satisfactory to the Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Liens permitted by Section 6.02(a) of the Amended LC Facility Agreement;
vii.    such other customary certificates, documents or consents as the Agent reasonably may require; and
viii.    an Existing Agent Acknowledgement and Consent, duly executed by the Existing Agent and Holdings, and the Borrowers.
(c)    Since February 3, 2018, there shall not have been any event, circumstance or effect that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(d)    After giving effect to this Amendment and the transactions contemplated hereunder, Capped Excess Availability shall not be less than $150,000,000.
(e)    The Borrowers shall have paid all fees, expenses and other amounts due and owing to the Agent, the Issuing Bank and the L/C Lenders that have executed this Amendment.
6.    L/C Lender Consent. Notwithstanding any minimum amounts required for any Letters of Credit to be issued under the Existing LC Facility Agreement, the L/C Lenders hereby consent to the (i) Amendment No. 6 Replaced Letters of Credit (as defined in the Amendment) and (ii) the issuance by the Issuing Bank of such Amendment No. 6 Replaced Letters of Credit.
7.    Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, the L/C Lenders, the Issuing Bank and their respective successors and assigns.
8.    Expenses. The Borrowers shall reimburse the Agent and the L/C Lenders for all reasonable and documented out-of-pocket expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees.
9.    Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e. “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

10.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
11.    Jurisdiction. Section 9.11 of the Existing LC Facility Agreement is hereby incorporated by reference, mutatis mutandis, as if it were fully set forth in this Amendment.
12.    WAIVER OF JURY TRIAL. EACH OF HOLDINGS, THE BORROWERS, THE AGENT, THE ISSUING BANK AND THE L/C LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS OR THE ACTIONS OF THE AGENT, THE ISSUING BANK OR ANY L/C LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.
13.    L/C Lender Reaffirmation. Each L/C Lender hereby confirms its assignments, pledges and grants of security interests, as applicable, under the Cash Collateral Agreement, and agrees that such assignments, pledges and grants of security interests shall continue to be in full force and effect, shall continue to secure full payment and performance of the “Obligations” (as defined in the Cash Collateral Agreement) of such L/C Lender, and shall accrue to the benefit of the Secured Party for its benefit and the benefit of the Agent and the Issuing Bank.
14.    No Novation. Neither this Amendment nor the Amended LC Facility Agreement shall extinguish the Obligations under and as defined in the Cash Collateral Agreement or discharge or release the priority of the Cash Collateral Agreement or any other security therefor. Nothing contained herein or in the Amended LC Facility Agreement shall be construed as a substitution or novation of the Obligations under and as defined in the Cash Collateral Agreement or instruments securing the same, which shall remain in full force and effect. Nothing implied in this Amendment, the Amended LC Facility Agreement or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of any L/C Lender from any of its Obligations under and as defined in the Cash Collateral Agreement.
[Remainder of page intentionally left blank; Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

HOLDINGS:
SEARS HOLDINGS CORPORATION
By: /s/ Robert A. Riecker
Name:    Robert A. Riecker
Title:    Chief Financial Officer

BORROWERS:
SEARS ROEBUCK ACCEPTANCE CORP.
By: /s/ Robert A. Riecker
Name:    Robert A. Riecker
Title:    Vice President, Finance

KMART CORPORATION
By: /s/ Robert A. Riecker
Name:    Robert A. Riecker
Title:     Chief Financial Officer

[Signature page to LC and Reimbursement Agreement Sixth Amendment]

Citibank, N.A., as Agent and Issuing Bank
By: /s/ David L. Smith
Name: David L. Smith
Title: Vice President and Director

[Signature page to LC and Reimbursement Agreement Sixth Amendment]

JPP, LLC, as an L/C Lender
By: /s/ Edward S. Lampert
Name: Edward S. Lampert
Title: Authorized Signatory

JPP II, LLC, as an L/C Lender
By: RBS Partners, L.P., as Manager
By: ESL Investments, Inc., as General Partner
By: /s/ Edward S. Lampert
Name: Edward S. Lampert
Title: Chief Executive Officer

[Signature page to LC and Reimbursement Agreement Sixth Amendment]

CRESCENT 1, L.P.
CANARY SC FUND, L.P.
CYR FUND, L.P.
CMH VI, L.P., as L/C Lenders

By: Cyrus Capital Partners, L.P., as Investment Manager
By: /s/ Jennifer M. Pulick
Name: Jennifer M. Pulick
Title: Authorized Signatory

[Signature page to LC and Reimbursement Agreement Sixth Amendment]